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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                   PGT, INC.
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             (Exact name of registrant as specified in its charter)


            Delaware                                     20-0634715
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

     1070 Technology Drive
     North Venice, Florida                               34275
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(Address of principal executive offices)              (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                          Name of each exchange on which
to be so registered                          each class is to be registered

None
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If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-132365       (if applicable)
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Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
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                                (Title of class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

     Information with respect to the common stock, par value $.01 per share, of the Registrant is incorporated herein by reference from the section captioned "Description of capital stock" in the Registrant's prospectus included in the Registration Statement on Form S-1 (Registration No. 333-132365), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the Securities and Exchange Commission (the "Commission"). The Registration Statement was originally filed with the Commission on March 13, 2006 and amended by Amendment No. 1 (filed on April 21, 2006), Amendment No. 2 (filed on May 26, 2006), Amendment No. 3 (filed on June 8, 2006) and Amendment No. 4 (filed on June 9, 2006) and may hereafter be amended. Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed incorporated herein by reference.





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Item 2. Exhibits.

1. Form of Amended and Restated Certificate of Incorporation of PGT, Inc. (incorporated herein by reference to Exhibit 3.1 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 8, 2006, Registration No. 333-132365).

2. Form of Amended and Restated By-Laws of PGT, Inc. (incorporated herein by reference to Exhibit 3.2 to Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 8, 2006, Registration No. 333-132365).

3. Form of Specimen Certificate of the Company's Common Stock, par value $0.01 per share (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on May 26, 2006, Registration No.333-132365).

4. Form of Amended and Restated Security Holders' Agreement, by and among PGT, Inc., JLL Partners Fund IV, L.P., and the stockholders named therein, (incorporated herein by reference to Exhibit 4.2 to the Company's Amendment No. 3 to the Registration Statement of the Company on Form S-1, filed with the Securities and Exchange Commission on June 8, 2006, Registration No. 333-132365).



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                                   SIGNATURE

     Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



     (Registrant): PGT, INC.
     Date: June 16, 2006


     By: /s/ Mario Ferrucci III
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        Mario Ferrucci III
        Vice President, Corporate Counsel and Secretary





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